ADMINISTRATION AGREEMENT
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     AGREEMENT dated as of June 1, 1998 between Atalanta/Sosnoff Investment Trust, an Ohio business trust (the "Trust"), and Countrywide Fund Services, Inc. ("Countrywide"), an Ohio corporation.

     WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust wishes to employ the services of Countrywide to serve as its administrative services agent; and

     WHEREAS, Countrywide wishes to provide such services under the conditions set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Trust and Countrywide agree as follows:

     1.   APPOINTMENT.
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          The Trust hereby appoints and employs Countrywide as agent to perform those services described in this Agreement for the Trust. Countrywide shall act under such appointment and perform the obligations thereof upon the terms and conditions hereinafter set forth.

     2.   DOCUMENTATION.
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          The Trust will furnish from time to time the following documents:

          A. Each resolution of the Board of Trustees of the Trust authorizing the original issue of its shares;

          B.   Each  Registration   Statement  filed  with  the  Securities  and
               Exchange Commission (the "SEC") and amendments thereof;

          C.   A  certified   copy  of  each  amendment  to  the  Agreement  and
               Declaration of Trust and the Bylaws of the Trust;

          D. Certified copies of each resolution of the Board of Trustees authorizing officers to give instructions to Countrywide;

          E. Specimens of all new forms of share certificates accompanied by Board of Trustees' resolutions approving such forms;

          F. Such other certificates, documents or opinions which Countrywide may, in its discretion, deem necessary or appropriate in the proper performance of its duties;

          G.   Copies of all Underwriting and Dealer Agreements in effect;

          H.   Copies of all Investment Advisory Agreements in effect; and

          I. Copies of all documents relating to special investment or withdrawal plans which are offered or may be offered in the future by the Trust and for which Countrywide is to act as plan agent.

     3.   TRUST ADMINISTRATION.
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          Subject to the direction and control of the Trustees of the Trust, Countrywide shall supervise the Trust's business affairs not otherwise supervised by other agents of the Trust. To the extent not otherwise the primary responsibility of, or provided by, other agents of the Trust, Countrywide shall supply (i) office facilities, (ii) internal auditing and regulatory services, and (iii) executive and administrative services. Countrywide shall coordinate the preparation of (i) tax returns, (ii) reports to shareholders of the Trust,
(iii) reports to and filings with the SEC and state securities authorities including preliminary and definitive proxy materials, post-effective amendments to the Trust's registration statement, and the Trust's Form N-SAR, and (iv) necessary materials for Board of Trustees' meetings unless prepared by other parties under agreement with the Trust. Countrywide shall provide personnel to serve as officers of the Trust if so elected by the Board of Trustees; provided, however, that the Trust shall reimburse Countrywide for the reasonable out-of-pocket expenses incurred by such personnel in attending Board of Trustees' meetings and shareholders' meetings of the Trust.

     4.   RECORDKEEPING AND OTHER INFORMATION.
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          Countrywide shall create and maintain all records required by applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the various functions performed by it and not otherwise created and maintained by another party pursuant to contract with the Trust. All such records shall be the property of the Trust at all times and shall be available for inspection and use by the Trust. Where applicable, such records shall be maintained by Countrywide for the periods and in the places required by Rule 31a-2 under the 1940 Act. The retention of such records shall be at the expense of the Trust. Countrywide shall make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Trust, any person retained by the Trust, or any regulatory agency having authority over the Trust.

     5.   FURTHER ACTIONS.
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          Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     6.   COMPENSATION.
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          For the performance of Countrywide's obligations under this Agreement, each series of the Trust shall pay Countrywide, on the first business day following the end of each month, a monthly fee at the annual rate of .15% of such series' average daily net assets up to $50 million; .125% of such assets from $50 to $100 million; and .10% of such assets in excess of $100 million; provided, however, that the minimum fee shall be $1,000 per month for each series.

     7.   COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.
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          The parties hereto acknowledge and agree that nothing contained herein shall be construed to require Countrywide to perform any services for the Trust which services could cause Countrywide to be deemed an "investment adviser" of the Trust within the meaning of Section 2(a)(20) of the 1940 Act or to supersede or contravene the Trust's prospectus or statement of additional information or any provisions of the 1940 Act and the rules thereunder. Except as otherwise provided in this Agreement and except for the accuracy of information furnished to it by Countrywide, the Trust assumes full responsibility for complying with all applicable requirements of the 1940 Act, the Securities Act of 1933, as amended, and any other laws, rules and regulations of governmental authorities having jurisdiction.

     8.   REFERENCES TO COUNTRYWIDE.
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          The Trust shall not circulate any printed matter which contains any reference to Countrywide without the prior written approval of Countrywide, excepting solely such printed matter as merely identifies Countrywide as Administrative Services Agent, Transfer, Shareholder Servicing and Dividend Disbursing Agent, and Accounting Services Agent. The Trust will submit printed matter requiring approval to Countrywide in draft form, allowing sufficient time for review by Countrywide and its counsel prior to any deadline for printing.

     9.   INDEMNIFICATION OF COUNTRYWIDE.
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          A. Countrywide may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act and the rules thereunder, neither Countrywide nor its shareholders, officers, directors, employees, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Trust in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of the duties of Countrywide under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of Countrywide under this Agreement.

          B. Any person, even though also a director, officer, employee, shareholder or agent of Countrywide, or any of its affiliates, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust, to be rendering such services to or acting solely as an officer, trustee, employee or agent of the Trust and not as a director, officer, employee, shareholder or agent of or one under the control or direction of Countrywide or any of its affiliates, even though paid by one of these entities.

          C. Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless Countrywide, its directors, officers, employees, shareholders, agents, control persons and affiliates from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Countrywide may sustain or incur or which may be asserted against Countrywide by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by Countrywide in good faith in reliance upon any certificate, instrument, order or share certificate reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Trust or upon the opinion of legal counsel for the Trust or its own counsel; or (ii) any action taken or omitted to be taken by Countrywide in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of Countrywide or its directors, officers, employees, shareholders or agents in cases of its or their own gross negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

     10.  INDEMNIFICATION OF THE TRUST.
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          Notwithstanding any other provision of this Agreement, Countrywide shall indemnify and hold harmless the Trust, and its directors, officers and employees, from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which the Trust or any such person may sustain or incur or which may be asserted against the Trust or any such person by reason of, or as a result of, Countrywide's gross negligence, willful misconduct, bad faith, or reckless disregard of its duties hereunder.

     11.  TERMINATION.
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          A. The provisions of this Agreement shall be effective on the date first above written, shall continue in effect for two years from that date and shall continue in force from year to year thereafter, but only so long as such continuance is approved (1) by Countrywide, (2) by vote, cast in person at a meeting called for the purpose, of a majority of the Trust's Trustees who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, and (3) by vote of a majority of the Trust's Board of Trustees or a majority of the Trust's outstanding voting securities.

          B. Either party may terminate this Agreement on any date by giving the other party at least sixty (60) days' prior written notice of such termination specifying the date fixed therefor. Upon termination of this Agreement, the Trust shall pay to Countrywide such compensation as may be due as of the date of such termination, and shall likewise reimburse Countrywide for any out-of-pocket expenses and disbursements reasonably incurred by Countrywide to such date.

          C. In the event that in connection with the termination of this Agreement a successor to any of Countrywide's duties or responsibilities under this Agreement is designated by the Trust by written notice to Countrywide, Countrywide shall, promptly upon such termination and at the expense of the Trust, transfer all records maintained by Countrywide under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including provision for assistance from Countrywide's cognizant personnel in the establishment of books, records and other data by such successor.

     12.  SERVICES FOR OTHERS.
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          Nothing in this Agreement shall prevent Countrywide or any affiliated person (as defined in the 1940 Act) of Countrywide from providing services for any other person, firm or corporation (including other investment companies); provided, however, that

Countrywide expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

     13.  LIMITATION OF LIABILITY.
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          It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

     14.  SEVERABILITY.
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          In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

     15.  QUESTIONS OF INTERPRETATION.
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          This Agreement shall be governed by the laws of the State of Ohio. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     16.  NOTICES.
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          All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

         To the Trust:          Atalanta/Sosnoff Investment Trust
                                101 Park Avenue
                                New York, New York 10178
                                Attention:  Anthony G. Miller

         To Countrywide:        Countrywide Fund Services, Inc.
                                312 Walnut Street, 21st Floor
                                Cincinnati, Ohio 45202
                                Attention: Robert G. Dorsey

or to such other address as any party may designate by notice complying with the terms of this Section 16. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date telecommunicated if by telegraph; (c) on the date of transmission with confirmed answer back if by telex, telefax or other telegraphic method; and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

     17.  AMENDMENT.
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          This Agreement may not be amended or modified except by a written agreement executed by both parties.

     18.  BINDING EFFECT.
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          Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

     19.  COUNTERPARTS.
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          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     20.  FORCE MAJEURE.
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          If Countrywide shall be delayed in its performance of services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused and a reasonable time for performance in connection with this Agreement shall be extended to include the period of such delay or non-performance.

     21.  YEAR 2000 COMPLIANCE.
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          Countrywide represents and warrants that it has taken reasonable steps to make its transaction processing and recordkeeping and other systems and equipment compatible with the change in the year 1999 to 2000 without any related errors in reports or material disruption to services provided hereunder and Countrywide expects full compatibility before December 31, 1999.

     22.  MISCELLANEOUS.
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          The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                        ATALANTA/SOSNOFF INVESTMENT TRUST

                                        By: /s/ Anthony G. Miller
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                                        Its: Chairman


                                        COUNTRYWIDE FUND SERVICES, INC.

                                        By: /s/ Robert G. Dorsey
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                                        Its: President